UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2019 (October 14, 2019)

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in its Charter)

0-51357	Delaware	52-2084569
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 880-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BLDR	NASDAQ Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2019, the Board of Directors (the “Board”) of Builders FirstSource, Inc. (the “Corporation”) appointed William Bradley Hayes to fill the vacancy on the Board created by Robert Griffin’s retirement.  The Board also appointed Mr. Hayes to be the Chair of the Audit Committee.  The Board affirmatively determined that he qualifies as an independent director.

Mr. Hayes served as Executive Vice President, Chief Financial Officer, and Treasurer of Laboratory Corporation of America Holdings (“LabCorp”) from June 2005 until his retirement in June 2014. He was Senior Vice President, Investor Relations for LabCorp from June 2004 to June 2005. Mr. Hayes joined LabCorp in September 1996 and was responsible for the day-to-day operations of the revenue cycle function. Prior to joining LabCorp, Mr. Hayes was in the audit department at KPMG for nine years.

Since June 2018, Mr. Hayes has served on the Board of Directors of Intec Pharma LTD. and as the Chair of the Audit Committee. Mr. Hayes previously served on the Board of Directors of Patheon, N.V. from July 2016 to April 2018 and was the Audit Committee Chair. Patheon was acquired by Thermo Fisher Scientific Inc. in late 2017. He also serves on the Board of Trustees at the University of North Carolina at Greensboro, the Board of Directors of the Piedmont Triad Chapter of the Juvenile Diabetes Research Foundation, the Board of Trustees at Greensboro Day School, and the Board of Trustees at Cone Health. Mr. Hayes holds a Bachelor of Science in Accounting from the University of North Carolina at Greensboro and is a Certified Public Accountant.

Mr. Hayes is not a party to any transaction with the Corporation that would require disclosure under Item 404(a) of Regulation S-K.  There are no arrangements or understandings between Mr. Hayes and any other persons pursuant to which Mr. Hayes was selected as a director.

Under the Corporation’s Amended and Restated Director Compensation Policy (the “Policy”), eligible directors receive an annual cash retainer of $85,000 and an annual grant of restricted stock units with a value of $130,000.  The Chair of the Audit Committee also receives a fee of $30,000 per year.  As an eligible director, Mr. Hayes will receive compensation under the Policy.  On the date of his appointment, pursuant to the Policy, he received a pro-rated grant of 3,833 restricted stock units that will vest on the first anniversary of the grant date, and he will receive a pro-rated quarterly payment of the cash fees.  Mr. Hayes is covered by an indemnification agreement under which the Corporation has agreed to indemnify him against certain costs and liabilities that may arise from his service as a director of the Corporation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this report:

Exhibit No.	Description of Exhibit

99.1.	News release issued on October 16, 2019 reporting the addition of William Bradley Hayes to the Corporation’s Board of Directors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

Dated: October 16, 2019	By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President, General Counsel and Secretary